Amendment No. 1 to the
Harman International Industries, Incorporated
Supplemental Executive Retirement Plan

Pursuant to action by the Board of Directors, the Harman International Industries, Incorporated Supplemental Executive Retirement Plan, as amended and restated as of October 1, 1999 (the “Plan”), is hereby amended in the following respects (the "Amendment").  The Amendment is effective as of ________________, 2002.

The first sentence of Section 5.01 of the Plan is amended to add the following language immediately after "(50%)":

or thirty percent (30%) (each, the "Annual Benefit Percentage")

Section 5.01 of the Plan is amended to add the following new sentence immediately after the first sentence:

The Annual Benefit Percentage for a Participant will be designated in the Participant's Benefit Agreement; provided, however, that each Participant listed on the attached Schedule will have an Annual Benefit Percentage equal to fifty percent (50%).

The table set forth in Section 5.02 of the Plan is deleted, and the following table substituted in its place:

Years of Service	Applicable Percentage (50% Annual Benefit Percentage)	Applicable Percentage (30% Annual Benefit Percentage)

15	30	15
16	34	18
17	38	21
18	42	24
19	46	27
20 or more	50	30

The phrase "fifty percent (50%) of" is deleted in each of Section 5.03 and 5.04 of the Plan, and the following phrase substituted in its place:

the Participant's Annual Benefit Percentage multiplied by

The phrase "three hundred percent (300%) of" is deleted in Section 6.02 of the Plan, and the following language substituted in its place:

three hundred percent (300%) (if the Participant's Annual Benefit Percentage is equal to fifty percent (50%)) or two hundred percent (200%) (if the Participant's Annual Benefit Percentage is equal to thirty percent (30%)), in either case, multiplied by

This Amendment will be governed by and construed in accordance with the laws of the State of Delaware to the extent not superseded by applicable federal statutes or regulations.

Executed this _____ day of ______________, 2002, but effective as provided above.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By: /s/ Frank Meredith

Frank Meredith

Title:      Executive Vice President and
            Chief Financial Officer

Schedule of Participants with an Annual Benefit Percentage Equal to Fifty Percent (50%)

Dr. Sidney Harman

Bernard A. Girod

Gregory P. Stapleton

Frank Meredith

Sandra B. Robinson